UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

Kellogg Company

(Exact name of Registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of Principal executive offices, including Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Kellogg Company announced today, as an addition to the information contained in this week’s earnings release, that it expects moderate global material-related cost inflation in 2014; this estimate does not include the effect of any productivity benefits. This is a preliminary estimate, which will be updated on the company’s fourth-quarter 2013 earnings call scheduled for early February 2014.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements Disclosure

This Current Report on Form 8-K contains forward-looking statements about cost inflation. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements unless required by law. These statements are not guarantees of future performance; they involve risks and uncertainties and actual events or results may differ materially from these statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s web site at http://www.kellogg.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

/s/ Ronald L. Dissinger
Date: November 8, 2013	Name:	Ronald L. Dissinger
	Title:	Senior Vice President and Chief Financial Officer